UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2010

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On February 16, 2010, NACEL Energy Corporation (“NACEL Energy” or the “Company”) announced it has entered into a Feasibility Study Agreement with Southwest Power Pool, Inc. (SPP) to assess the impact of connecting the Company’s Leila Lake wind power generation project to the electric grid. The completion of the study is a key milestone leading to the signing of a formal interconnection agreement with SPP.

The Company cautions further milestones remain to be undertaken and completed at Leila Lake prior to project commissioning (operations). Such milestones include, without limitation signing the formal interconnection agreement with SPP, negotiating a power purchase agreement and arranging construction and turbine (debt) financing.

A copy of the press release pertaining to the foregoing is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: February 16, 2010	By: /s/ Paul Turner
Paul Turner, Chief Executive Officer